Exhibit 5.1

Perkins Coie LLP

1120 NW Couch Ave, 10th floor

Portland, OR 97209

PHONE: 503-727-2000

FAX: 503-727-2222

www.perkinscoie.com

January 2, 2015

Qorvo, Inc.

7628 Thorndike Road

Greensboro, North Carolina 27409

Re:	Registration Statement on Form S-8 of Shares of Common Stock, $0.0001 par value, of Qorvo, Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to an additional 18,642,316 shares of common stock, $0.0001 par value, of the Company (the “Shares”), 6,375,006 of which may be issued pursuant to the Qorvo, Inc. 2013 Incentive Plan (the “Qorvo 2013 Plan”), 6,242,871 of which may be issued pursuant to the Qorvo, Inc. 2007 Employee Stock Purchase Plan (the “Qorvo 2007 ESPP”), 1,504,753 of which may be issued pursuant to the Qorvo, Inc. 2012 Incentive Plan (the “Qorvo 2012 Plan”), 3,309,183 of which may be issued pursuant to the Qorvo, Inc. 2009 Incentive Plan (the “Qorvo 2009 Plan”), 209,722 of which may be issued pursuant to the Qorvo, Inc. 2008 Inducement Program (the “ Qorvo 2008 Plan”), and 1,000,781 of which may be issued pursuant to the Qorvo, Inc. 1996 Stock Incentive Program (the “Qorvo 1996 Plan,” and together with the Qorvo 2013 Plan, the Qorvo 2007 ESPP, the Qorvo 2012 Plan, the Qorvo 2009 Plan, and the Qorvo 2008 Plan, the “Qorvo Plans”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares issued by the Company pursuant to the Qorvo Plans, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Qorvo Plan, and the receipt of consideration for such Shares in accordance with the terms of the applicable Qorvo Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP